Contact:
Crocker Coulson, President	Warren Wang, Chief Financial Officer
CCG Investor Relations	Zhongpin Inc.
646-213-1915	86-10-82861788
crocker.coulson@ccgir.com	ir@zhongpin.com
www.ccgirasia.com	www.zpfood.com

For Immediate Release

Zhongpin Leases New Pork Facility in Hebei Province

Changge City, Henan Province, China - December 1 , 2008 - Zhongpin Inc. (NASDAQ: HOGS) (“Zhongpin” or “the Company”), a leading meat and food processing company in the People’s Republic of China (“PRC”), today announced that it has entered into an agreement with Chenguang Meat Products Factory to lease a pork production facility in Shenzhou city starting from early December of 2008.

The newly-leased facility is located in the city of Shenzhou, Hebei Province, and has an annual chilled and frozen pork production capacity of approximately 26,000 metric tons. Zhongpin plans to use about 70% of the capacity for the production of chilled pork products and the remaining 30% for frozen pork products. Hebei Province has a well developed transportation system, which will facilitate Zhongpin’s expansion plans to penetrate markets in Northern China. In addition, Hebei is one of China’s major hog farming regions and was ranked the fifth largest in terms of hog livestock in 2007. The leased facility has the largest hog slaughtering capacity in Shenzhou and is equipped with world-class equipment utilizing advanced processing technology. The addition of this facility increases Zhongpin’s chilled and frozen pork production capacity by 7%, bringing total production capacity to 417,560 metric tons annually.

“We are happy to report the increased expansion of our production capacity with the addition of the leased facility in Shenzhou. We believe this is a significant step in our efforts to capture market share in Northern China,” commented Mr. Xianfu Zhu, CEO of Zhongpin Inc.“We have been targeting the high-end pork product markets in Tianjin, Beijing, Hebei Province and other areas in Northern China which have experienced rapid growth in their consumer bases in recent years. With the help of a dedicated production base in the region, we expect to effectively tap these markets, acquire new market share, and further promote Zhongpin’s brand image.”

About Zhongpin

Zhongpin is a meat and food processing company that specializes in pork and pork products, and fruits and vegetables, in the PRC. Its distribution network in the PRC spans 24 provinces and includes over 2,995 retail outlets. Zhongpin’s export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan and South Korea. For more information, contact CCG Investor Relations directly or go to Zhongpin’s website at www.zpfood.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company’s planned manufacturing capacity expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but these projections also involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as, unanticipated changes in product demand, interruptions in the supply of live pigs/raw pork, downturns in the Chinese economy, delivery delays, freezer facility malfunctions, poor performance of the retail distribution network, changes in applicable regulations, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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